UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

SPRINT NEXTEL CORPORATION
(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Short-Term Compensation Plan

On February 22, 2012, the Compensation Committee of the Board of Directors of Sprint Nextel Corporation (the “Company”) established the performance objectives and other terms of the Company's 2012 Short-Term Incentive Plan for officers and other eligible employees of the Company (the “2012 STI Plan”). Unlike the Short-Time Incentive Plan designs for 2009, 2010, and 2011, which contained two six-month performance periods, the Compensation Committee has established an annual performance period for the 2012 STI Plan.

The 2012 STI Plan provides for a payment of incentive compensation to officers and other eligible employees based on the achievement of the following specified performance objectives and weightings: (1) adjusted OIBDA (operating income before depreciation and amortization) at 40%; (2) a measure of retention of our postpaid wireless subscribers, which we refer to as post-paid churn, at 30%; and (3) total net subscriber additions (which includes both retail and wholesale subscribers but excludes connected devices) at 30%.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The maximum payment opportunity is equal to 200% of the participant’s target opportunity, and failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. The award payment under the 2012 STI Plan will be determined based on the Company’s results using three variables: (1) the participant’s annual incentive target opportunity, which is based on a percentage of the participant’s base salary; (2) the Compensation Committee’s assessment and certification of Company performance compared with the target for each of the above-referenced performance objectives; and (3) relative weightings for each performance objective. The determination of payments for certain executive officers will be made so as to comply with Section 162(m) of the Internal Revenue Code.

Under the 2012 STI Plan: Daniel R. Hesse’s target opportunity is 200% of base salary; Joseph J. Euteneuer’s target opportunity is 130% of base salary; Keith O. Cowan’s target opportunity is 125% of base salary; Steven L. Elfman’s target opportunity is 125% of base salary; Robert L. Johnson’s target opportunity is 100% of base salary. Robert H. Brust, who was a named executive officer of the Company in 2011, left the Company on April 30, 2011 and is not eligible to participate.

The actual incentive amounts paid under the 2012 STI Plan will be based on the Company’s actual results during 2012 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established and are subject to the Compensation Committee’s discretion.

Long-Term Compensation Plan

On February 22, 2012, the Compensation Committee of the Board of Directors of the Company also established terms, target opportunities and performance objectives of the Company’s 2012 Long-Term Incentive Plan (the “2012 LTI Plan”) for officers and other eligible employees of the Company.

Except with respect to Mr. Hesse as described below, the 2012 LTI Plan provides that:

•    twenty percent of the value of each participant’s targeted opportunity will be in the form of non-qualified stock options, the number of which will be determined using the Black-Scholes valuation model. The exercise price of each option will be the closing price of the Company’s common stock on the grant date and the options will vest ratably in three equal portions on each of the first, second and third anniversaries of the grant date;

•    thirty percent of the value of each participant’s targeted opportunity will be in the form of performance-based restricted stock units (“performance-based RSUs”). The performance-based RSUs will vest 100% on the third anniversary of the date of grant if the Company achieves specified results in the three-year performance period (from 2012-2014). The performance objectives, weighted equally, for the three-year performance period are (1) free cash flow (a measure that ensures that we are able to meet our debt maturities and our planned capital expenditures), (2) net service revenue (a top line-measure that captures key underlying trends of our operations), and (3) a measure of completion of our network upgrade, which we refer to as Network Vision (as determined by a number of completed cell sites). Unlike the Long-Term Incentive Plan designs for 2010, and 2011, which contained three one-year performance periods, the Compensation Committee has established one three-year performance period for the performance-based RSU grants in 2012; and

•    the remaining 50% of the value of each participant’s targeted opportunity will be in the form of performance units. The performance units, valued at $1.00 per unit, will vest on December 31, 2014, and the payout, if any, will be in cash and based on the Company’s achievement of specified results in the three-year performance period (from 2012-2014). The maximum payment opportunity is equal to 150% of the participant’s target opportunity, and failure to attain the threshold goal for each performance objective results in forfeiture of the associated opportunity. The performance objectives, weighted equally, for the three-year performance period are (1) free cash flow, (2) net service revenue, and (3) a measure of completion of our Network Vision (as determined by a number of completed cell sites). Unlike the Long-Term Incentive Plan designs for 2009, 2010, and 2011, which contained three one-year performance periods, the Compensation Committee has established one three-year performance period for the performance unit grants in 2012.

The stock option grants, performance-based RSUs and performance units, as applicable, were made pursuant to the Company’s 2007 Omnibus Incentive Plan.

Except with respect to Mr. Hesse as described below, the target opportunities under the 2012 LTI Plan are as follows: Joseph J. Euteneuer’s is $3.5 million; Keith O. Cowan’s is $2.5 million; Steven L. Elfman’s is $3.25 million; Robert L. Johnson’s is $1.5 million. Robert H. Brust, who was a named executive officer of the Company in 2011, left the Company on April 30, 2011 and is not eligible to participate.

Mr. Hesse’s target opportunity is $12 million, with the allocation differences relative to the other participants intended to increase the portion of the overall opportunity that is dependent on achievement of financial objectives, and allocated as follows: approximately 9% will be allocated to stock options, approximately 19% will be allocated to performance-based RSUs, and approximately 72% will be allocated to performance units.

The vesting of performance-based RSUs and payout of performance units under the 2012 LTI Plan will be based on the Company’s actual results in relation to the established performance objectives, and may be greater or less than the target amounts that have been established and are subject to the Compensation Committee’s discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: February 27, 2012		/s/ Timothy O'Grady
	By:	Timothy O’Grady
Assistant Secretary